UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Ondas Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Ondas Inc. (the “Company”) has distributed proxy materials to its stockholders, including a Notice of the 2026 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its Annual Meeting of Stockholders to be held on Thursday, May 28, 2026 (the “Annual Meeting”). A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on April 20, 2026. This press release is being filed as definitive additional soliciting material and should be read together with the Notice and Proxy Statement and any other additional soliciting materials filed by the Company on Schedule 14A in connection with the Annual Meeting.

Ondas Inc. Stockholders: Vote Now to Ensure Quorum for Annual Meeting

WEST PALM BEACH, FL / May 18, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company"), a leading provider of autonomous aerial and ground robot intelligence, reminds all stockholders of record as of April 9, 2026 to promptly vote their shares ahead of the Company’s 2026 Annual Meeting of Stockholders to be held on Thursday, May 28, 2026 (the "Meeting"). A quorum is required to open the Meeting and conduct business. A majority of the shares of stock, issued and outstanding and entitled to vote, present in person or represented by proxy at the Meeting is needed for a quorum.

Your vote is important. Please vote today to help Ondas avoid the cost and delay of adjourning the Meeting due to lack of quorum. If you hold shares in multiple accounts, please vote each account to ensure all of your shares are counted. If you have already voted, no further action is required.

If you need assistance voting your shares, please contact:

Alliance Advisors, LLC

150 Clove Road

Suite 400

Little Falls, New Jersey 07424

Please use 1-866-206-7416

Outside of the U.S. 1-551-368-0110

Email: ONDS@allianceadvisors.com

Website: www.allianceadvisors.com

2026 Annual Meeting of Stockholders

Ondas Inc. has distributed proxy materials to its stockholders, including a Notice of the 2026 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”), for its Annual Meeting of Stockholders to be held on Thursday, May 28, 2026. A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on April 20, 2026. This communication should be read together with the Notice and Proxy Statement and any other additional soliciting materials filed by the Company on Schedule 14A in connection with the Annual Meeting of Stockholders.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical technologies for defense, homeland security, public safety, critical infrastructure, and industrial markets. The Company develops and deploys integrated unmanned and autonomous platforms across air, ground, and stratospheric environments, including autonomous drone systems, counter-UAS technologies, robotic ground systems, advanced unmanned aircraft and propulsion solutions, demining and engineering systems, and integrated sensing and communications technologies designed to support intelligence, surveillance, reconnaissance, security, and operational missions in complex environments. Ondas’ solutions are deployed globally by government, defense, and commercial customers to protect infrastructure, borders, transportation networks, personnel, and strategic assets.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

Forward-Looking Statements

Statements made in this document that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

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